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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-3 of FairPoint Communications, Inc. of our reports dated March 1, 2003, with respect to the financial statements of Illinois Valley Cellular RSA 2-I as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 and the financial statements of Illinois Valley Cellular RSA 2-III as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which reports are included in the December 31, 2004, Annual Report to Stockholders on Form 10-K of FairPoint Communications, Inc. and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Kiesling Associates LLP

Madison, Wisconsin
August 18, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM